Exhibit 10.2

BIODEL INC.

EXECUTIVE SEVERANCE AGREEMENT

AND CHANGE OF CONTROL AGREEMENT – PAUL S. BAVIER

AMENDMENT

THIS AMENDMENT TO     EXECUTIVE SEVERANCE AGREEMENT AND CHANGE OF CONTROL AGREEMENT (this “Amendment”) is made as of April 1, 2016 by and between Biodel Inc., a Delaware corporation (the “Company”), and Paul S. Bavier, an individual (“Executive” or “you”) (and, together, “Parties”).

WHEREAS, the Company and Executive are parties to an Executive Severance Agreement, dated June 13, 2008 (the “Severance Agreement”);

WHEREAS, the Company and Executive are parties to a Change of Control Agreement, dated June 13, 2008 (the “Change of Control Agreement”);

WHEREAS, the Company and Executive desire to amend the Severance Agreement and Change of Control Agreement to provide for certain adjustments to the provisions thereof;

NOW THEREFORE, in consideration of the options and potential cash awards described herein, the Parties agree that the Severance Agreement and Change of Control Agreement are amended as follows:

1.    Section 3.3 of the Change of Control Agreement is hereby replaced with the following:

During the Change of Control Period, the Executive’s services shall be performed at the Company’s headquarters location.

2.    The introductory language of Section 5 of the Change of Control Agreement is hereby replaced with the following:

During any period prior to the Change of Control Period, and during the Change of Control Period, as long as the Executive remains employed by the Company, the Company agrees to pay or cause to be paid to the Executive, and the Executive agrees to accept in exchange for the services rendered to the Company, the following compensation:

3.    Section 5.2 of the Change of Control Agreement is hereby replaced with the following:

5.2    INCENTIVE BONUS. Upon meeting the applicable performance criteria established by the Compensation Committee of the Board (the “Compensation Committee”) in its sole discretion, the Executive will be eligible to receive an annual incentive bonus (the “Annual Bonus”) for a given fiscal year of the Company targeted at an amount equal to 35% of the Executive’s Base Salary in effect at the Effective Date or, for subsequent years, at an amount equal to 35% of the Executive’s Base Salary at the beginning of such fiscal year (the “Target Bonus”). The Annual Bonus, if any, will be paid in a lump sum when other executives receive their bonuses under comparable arrangements but, in any event, no later than March 15 of the year following the fiscal year with respect to which it is earned. The applicable performance criteria for each fiscal year of the Company shall be determined by the Compensation Committee no later than 90 days after the commencement of that fiscal year. In the event the Company is combined with an unaffiliated third party (a “Transaction”) in calendar year 2016 and the Executive remains employed with the Company through such date, then on the closing date of the Transaction the Executive shall receive, in lieu of the Annual Bonus for the fiscal year ending September 30, 2016, a one-time, lump sum, cash bonus award of (a) $250,000, plus (b) 100% of the Executive’s pro-rated Target Bonus for fiscal year 2016 (the “Transaction Bonus”).

4.    Sections 8.1(a)(ii), (iii) and (iv) of the Change of Control Agreement are hereby deleted in their entirety.

5.    Section 8.1(a)(v) of the Change of Control Agreement is hereby changed to Section 8.1(a)(ii).

6.    Sections 8.1(b), (c) and (d) of the Change of Control Agreement are hereby replaced by the following:

(b)    The Company will pay to the Executive a lump sum payment equal to eighteen (18) months of COBRA insurance premiums that the Executive would have to pay for COBRA health insurance benefit continuation under COBRA. The lump sum will be paid regardless of whether the Executive elects COBRA coverage.

(c)    The Company will pay to the Executive in cash an amount equal to the sum of (i) eighteen (18) months of the Executive’s then-current Base Salary, plus (ii) one and a half times the amount of the Executive’s Target Bonus; the foregoing amount to be payable in equal installments during an eighteen (18) month period following the delivery of a release in the form of Exhibit A hereto, in accordance with the Company’s normal pay practices, subject to the provisions of Section 8.10 hereof, as applicable.

(d)    To receive any severance benefits provided for under Section 8.1 (b), (c) and (e) of this Agreement, the Executive must deliver to the Company an executed general release of claims in the form of Exhibit A hereto, provided, that in no event shall the release purport to release claims to the compensation described in Sections 8.1 (a), (b), (c) or (e) and, if applicable, Section 5 or other continuing rights under this Agreement. Such release shall be delivered by the Company not later than the fifth day following the Company’s termination of the Executive’s employment without Cause or the Executive’s resignation from the Company for Good Reason, and must be executed and returned by the Executive not later than 28 calendar days following delivery thereof. Payment of any severance or other benefits under this Agreement shall commence on the next payroll date following execution, delivery and non-revocation of the release by the Executive.

7.    Sections 8.1(e) and (f) of the Change of Control Agreement are hereby replaced by the following Section 8.1(e):

(e)    Except as with regard to the equity awards set forth in Section 3.1 of the Severance Agreement dated June 13, 2008, as amended, in addition to the compensation and benefits described in 8.1(b) and (c) above and subject to the release required under Section 8.1(d), any outstanding equity awards or stock options will immediately vest and the provision in any agreement evidencing any outstanding stock option causing the option to terminate upon the expiration of three months (or any other period relating to termination of employment) after termination of employment shall be of no force or effect, except that nothing herein shall extend any such option beyond its original term or shall affect its termination for any reason other than termination of employment.

8.    Section 8.6(c) (Good Reason) of the Change of Control Agreement is hereby replaced with the following:

(c)    The Company’s requiring the Executive to be based at any office or location that is more than thirty five (35) miles from the Company’s current headquarters in Danbury, Connecticut or the Executive’s place of residence as of the date of the Executive’s termination;

9.    Section 3 of the Severance Agreement is hereby amended to add the following Section 3.1:

Section 3.1 Stock Options: On January 21, 2016, the Company granted the Executive stock options for 500,000 shares of the Company’s common stock (the “Option Award”). The Option Award (i) was issued under the Company’s 2010 Stock Incentive Plan; (ii) has an exercise price equal to the last reported sale price of the Company’s common stock on the NASDAQ Capital Market on the effective date of the resolution granting the award; (iii) vests and therefore becomes exercisable quarterly in equal installments over a three year period; (iv) fully and immediately vests upon termination of employment by the Company without cause or resignation for good reason, in either case as set forth in this Agreement; (v) is exercisable, upon termination of employment by the Company without cause or resignation for good reason, in either case as set forth in this Agreement, for a period of three years from the date of such event (or until its earlier expiration date), notwithstanding any terms to the contrary in this Agreement; (vi) qualifies as an “incentive stock option” described in Section 422 of the Code (as defined below) to the extent permissible under the Code; (vii) has a term of seven years and (viii) is evidenced by an agreement otherwise substantially in the form of the stock option agreement previously approved by the Company’s Board of Directors.

10.    Sections 5.1(a)(ii), (iii) and (iv) of the Severance Agreement are hereby deleted in their entirety.

11.    Section 5.1(a)(v) of the Severance Agreement is hereby changed to Section 5.1(a)(ii).

12.    Sections 5.1(b), (c) and (d) of the Severance Agreement are hereby replaced by the following:

(b)    The Company will pay to the Executive a lump sum payment equal to eighteen (18) months of COBRA insurance premiums that the Executive would have to pay for COBRA health insurance benefit continuation under COBRA. The lump sum will be paid regardless of whether the Executive elects COBRA coverage.

(c)    The Company will pay to the Executive in cash an amount equal to the sum of (i) eighteen (18) months of the Executive’s then-current Base Salary, plus (ii) one and a half times the amount of the Executive’s Target Bonus; the foregoing amount to be payable in equal installments during an eighteen (18) month period following the delivery of a release in the form of Exhibit A hereto, in accordance with the Company’s normal pay practices, subject to the provisions of Section 8.10 hereof, as applicable.

(d)    To receive any severance benefits provided for under Section 5.1 (b), (c) and (e) of this Agreement, the Executive must deliver to the Company an executed general release of claims in the form of Exhibit A hereto, provided, that in no event shall the release purport to release claims to the compensation described in Sections 5.1 (a), (b), (c) or (e) or other continuing rights under this Agreement. Such release shall be delivered by the Company not later than the fifth day following the Company’s termination of the Executive’s employment without Cause or the Executive’s resignation from the Company for Good Reason, and must be executed and returned by the Executive not later than 28 calendar days following delivery thereof. Payment of any severance or other benefits under this Agreement shall commence on the next payroll date following execution, delivery and non-revocation of the release by the Executive.

13.    Sections 5.1(e) and (f) of the Severance Agreement are hereby replaced by the following Section 5.1(e):

(e)    Except as with regard to the equity awards set forth in Section 3.1, in addition to the compensation and benefits described in 5.1(b) and (c) above and subject to the release required under Section 5.1(d), any outstanding equity awards or stock options will immediately vest and the provision in any agreement evidencing any outstanding stock option causing the option to terminate upon the expiration of three months (or any other period relating to termination of employment) after termination of employment shall be of no force or effect, except that nothing herein shall extend any such option beyond its original term or shall affect its termination for any reason other than termination of employment.

14.    Section 5.6(c) (Good Reason) of the Severance Agreement is hereby replaced with the following:

(c)    The Company’s requiring the Executive to be based at any office or location that is more than thirty five (35) miles from the Company’s current headquarters in Danbury, Connecticut or the Executive’s place of residence as of the date of the Executive’s termination;

15.    The Executive acknowledges that the payments specified in Section 8.1 of the Change of Control Agreement and the payments specified in Section 5.1 of the Severance Agreement are the same and are not cumulative.

16.    This Amendment supersedes any inconsistent provision of the Severance Agreement and Change of Control Agreement. Otherwise, all provisions of the Severance Agreement and Change of Control Agreement not subject to this Amendment remain unchanged and effective.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed and the Executive has hereunto set his hand to be effective as of the Effective Date.

BIODEL INC.

April 1, 2016	By:	/s/ Arlene M. Morris
Date

Paul S. Bavier

April 1, 2016		/s/ Paul S. Bavier
Date